Exhibit 5.1

SIDLEY AUSTIN LLP
555 CALIFORNIA STREET SUITE 2000 SAN FRANCISCO, CA 94104 +1 415 772 1200 +1 415 772 7400 FAX

September 8, 2025
ChargePoint Holdings, Inc.
240 East Hacienda Avenue
Campbell, CA 95008
Re:     Registration Statement on Form S-3
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by ChargePoint Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”); and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”) covering the issuance and sale from time to time of shares (the “Placement Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000 that may be sold under the Sales Agreement, dated September 8, 2025 (the “Sales Agreement”), between the Company and TD Securities (USA) LLC (the “Sales Agent”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more prospectus supplements) and the Sales Agreement Prospectus (as supplemented from time to time by one or more prospectus supplements), will provide for the registration by the Company of the sale of up to $400,000,000 aggregate offering price of:
(a)shares of Common Stock (the “Base Prospectus Shares”);
(b)shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”);
(c)debt securities of the Company (the “Debt Securities”);
(d)warrants of the Company to purchase Base Prospectus Shares, shares of Preferred Stock or Debt Securities (the “Warrants”);
(e)rights to purchase Base Prospectus Shares or Preferred Stock (the “Rights”);
(f)units (the “Units”), each consisting of two or more types of securities listed in clauses (a) through (e) above; and
(g)the Placement Shares.
Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

ChargePoint Holdings, Inc.
September 8, 2025

The Base Prospectus Shares, the Preferred Stock, the Debt Securities, the Warrants, the Rights, the Units and the Placement Shares are collectively referred to herein as the “Securities.”
Unless otherwise specified in the applicable prospectus supplement:
(1)the Debt Securities will be issued under an indenture (the “Indenture”) to be entered into between the Company and a trustee (the “Trustee”);
(2)the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”);
(3)any Rights will be issued under a rights agreement (the “Rights Agreement”) to be entered into between the Company and a rights agent (the “Rights Agent”); and
(4)the Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a unit agent (each, a “Unit Agent”);
in each case substantially in the form that has been or will be filed as one or more exhibits to the Registration Statement.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Registration Statement, the exhibits thereto, the Sales Agreement, the second amended and restated certificate of incorporation of the Company (as amended to the date hereof, the “Charter”), the amended and restated bylaws of the Company (the “Bylaws”), and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement, the Sales Agreement and the issuance of the Placement Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

ChargePoint Holdings, Inc.
September 8, 2025

1.    With respect to an offering of Base Prospectus Shares covered by the Registration Statement, such Base Prospectus Shares will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Base Prospectus Shares, if any shall be required, shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such Base Prospectus Shares; and (iv) certificates representing such Base Prospectus Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Base Prospectus Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Base Prospectus Shares in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.
2.    The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.
3.    The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as

ChargePoint Holdings, Inc.
September 8, 2025

finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Debt Securities and the Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof and the Indenture; and (vi) the certificates evidencing the Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.
4.    Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Base Prospectus Shares, shares of Preferred Stock or Debt Securities issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the execution, delivery, issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for Base Prospectus Shares, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for shares of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 3 above shall have been taken; and (viii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly

ChargePoint Holdings, Inc.
September 8, 2025

delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.
5.    With respect to an offering of Rights covered by the Registration Statement, such Rights will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Rights and the Common Stock or Preferred Stock, as the case may be, issuable upon exercise of such Rights shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Rights Agreement relating to such Rights shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Rights Agent named in the Rights Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Rights Agreement and the execution, delivery, issuance and sale of such Rights; (v) if such Rights relate to the issuance and sale of Base Prospectus Shares, the actions described in paragraph 1 above shall have been taken; (vi) if such Rights relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (vii) certificates representing such Rights shall have been duly executed, countersigned and registered in accordance with the Rights Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Rights Agreement against payment of the agreed consideration therefor.
6.    With respect to an offering of Units covered by the Registration Statement, such Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Units and the Common Stock, Preferred Stock, Debt Securities, Warrants or Rights, as the case may be, included as a component of such Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Unit Agreement relating to such issue of Units shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Unit Agent named in the Unit Agreement, (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Units Agreement and the execution, delivery, issuance and sale of such Units; (v) if such Units relate to the issuance and sale of Base Prospectus Shares, the actions described in paragraph 1 above shall have been taken; (vi) if such Units relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above shall have been taken; (viii) if such Units relate to the issuance and sale of Warrants, the actions described in paragraph 4 above shall have been taken; (ix) if such Units relate to the issuance and sale of Rights, the actions described in paragraph 5 above shall have been taken; and (x) certificates representing such Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive

ChargePoint Holdings, Inc.
September 8, 2025

purchase, underwriting or similar agreement against payment of the agreed consideration therefor.
7.    The issuance and sale of the Placement Shares pursuant to the Sales Agreement have been duly authorized by the Company, and such Placement Shares will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such Placement Shares, including the number of Placement Shares to be offered, issued and sold by the Company from time to time and the respective purchase prices, the Sales Agent’s discounts or commissions, and times and dates of offering, issuance and sale, and the offering, issuance and sale thereof; and (iii) certificates representing such Placement Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the Sales Agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Placement Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Placement Shares in accordance with the Sales Agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.
Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.
For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:
(i)    the applicable Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;
(ii)    the execution, delivery and performance by the Company of each Indenture, each Warrant Agreement, each Rights Agreement and each Unit Agreement, as applicable, and the issuance, sale and delivery of the applicable Securities will not (A) contravene or violate the Charter or Bylaws, (B) violate any law, rule or regulation applicable to the Company, (C) result

ChargePoint Holdings, Inc.
September 8, 2025

in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);
(iii)    with respect to any issuance of Base Prospectus Shares, Placement Shares and shares of Preferred Stock in uncertificated form, the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL;
(iv)    the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;
(v)    the Charter, the Bylaws and the Resolutions, each as currently in effect, will not have been modified or amended and will be in full force and effect; and
(vi)    the Company will have a number of authorized and unissued shares of Common Stock and Preferred Stock sufficient to provide for the issuance of all shares of Common Stock and Preferred Stock issued pursuant to the transactions contemplated above and issuable upon exercise of any Warrants.
We have further assumed that each Warrant Agreement, each Warrant, each Unit Agreement, each Unit, each Rights Agreement, each Right, each Indenture, each supplemental indenture to the Indenture and each Debt Security will be governed by the laws of the State of New York.
With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.
This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

ChargePoint Holdings, Inc.
September 8, 2025

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Sidley Austin LLP